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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                  JUNE 18, 2001
                         -------------------------------
                        (Date of earliest event reported)





                               PLIANT CORPORATION
                               ------------------
             (Exact name of registrant as specified in its charter)





            UTAH                         333-40067               87-0496065
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(State or other jurisdiction of    (Commission File No.)     (I.R.S. Employer
incorporation or organization)                               Identification No.)




                      2755 E. Cottonwood Parkway, Suite 400
                           Salt Lake City, Utah 84121
                                 (801) 993-8221
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     (Address of principal executive offices and telephone number, including area code)






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ITEM 5.       OTHER EVENTS

         On June 18, 2001, Pliant Corporation announced that it has agreed to acquire all of the outstanding shares of common stock of Uniplast Holdings, Inc. for stock of Pliant Corporation and cash in a transaction valued at approximately $55 million, including the assumption of approximately $40 million of debt. Uniplast is a manufacturer of multi-layer packaging films, industrial films and cast-embossed films in the United States and Canada. The closing of the transaction is expected to occur on or before July 31, 2001 and is subject to certain conditions, including government and bank approvals.

         A copy of the press release issued by Pliant Corporation in connection with the announcement is filed as Exhibit 99.1 to this report and incorporated herein by reference.


ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

         (c)  Exhibits

              99.1Press release dated June 18, 2001.

















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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               PLIANT CORPORATION



                              /s/ Jack E. Knott II
                              -----------------------------------------
                                  Jack E. Knott II
                                  President and Chief Operating Officer





Date: June 18, 2001





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                                INDEX TO EXHIBITS

Exhibits

99.1                 Press Release dated June 18, 2001.